EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The RBB Fund, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Company for the period ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the stated period.

/s/ Steven Plump	/s/ James G. Shaw
Steven Plump	James G. Shaw
Principal Executive Officer/ President, The RBB Fund, Inc.	Principal Financial Officer/ Chief Financial Officer, The RBB Fund, Inc.

Dated:	March 4, 2024

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.

6